UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2024

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Floor 3
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2024, Adicet Therapeutics, Inc. (the “Subsidiary”), a Delaware corporation and wholly-owned subsidiary of Adicet Bio, Inc. (the “Guarantor”, and together with the Subsidiary, the “Company”), and Pacific Western Bank (“PacWest”) entered into a Eighth Amendment (the “Amendment”) to that certain Loan and Security Agreement, dated April 28, 2020, by and among the Subsidiary and PacWest (the “Agreement”). Pursuant to the Agreement, PacWest will provide one or more term loans, as well as non-formula ancillary services.

Pursuant to the Amendment, the Company and PacWest agreed to amend certain provisions of the Agreement that relate to Adicet (Shanghai) Biotechnology Co., Ltd. (“Adicet Shanghai”). The provisions include (i) the removal of the equity interests of Adicet Shanghai held by the Company from the general requirement to pledge all assets owned by the Company as collateral, and (ii) a permitted investment dollar threshold of $500,000 for cash that the Company can transfer to Adicet Shanghai without additional Bank approval.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the agreement, which is attached to this report as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Eighth Amendment to Loan and Security Agreement, by and between Banc of California and Adicet Therapeutics, Inc., dated November 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADICET BIO, INC.

Date: November 15, 2024	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer